UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 1, 2009

Skilled Healthcare Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33459	20-3934755
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

27442 Portola Parkway, Suite 200, Foothill Ranch, California		92610
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 282-5800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On March 27, 2009, Skilled Healthcare Group, Inc. (the "Company") filed a Current Report on Form 8-K (the "Initial Report") to disclose, among other things, the resignation of Mark D. Wortley, Executive Vice President of the Company and Chief Executive Officer of Hallmark Rehabilitation GP, LLC and Hospice Care of the West (collectively, "Ancillary Companies"), effective June 30, 2009, and the appointment of Kelly J. Gill, Executive Vice President of the Company, as President of Ancillary Companies, effective on the termination of Mr. Wortley’s employment with the Company. This Current Report on Form 8-K/A amends the Initial Report to make certain changes to the effective dates of Mr. Wortley’s resignation as Chief Executive Officer of Ancillary Companies and Mr. Gill’s assumption of the role of President of Ancillary Companies.

Effective as of May 1, 2009, Mr. Wortley resigned as Chief Executive Officer of Ancillary Companies and Mr. Gill assumed the position of President of Ancillary Companies. Mr. Gill will continue to hold his title of Executive Vice President of the Company. As previously disclosed, Mr. Wortley will continue to serve as an Executive Vice President of the Company through June 30, 2009.

Except as amended hereby, the information set forth under Item 5.02 of the Initial Report is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skilled Healthcare Group, Inc.

May 1, 2009	By:	/s/ Roland G. Rapp

Name: Roland G. Rapp
Title: Executive Vice President, General Counsel, Secretary and Chief Administrative Officer